UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2006
QUANTUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13449	94-2665054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 800, San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

408-944-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition

On January 31, 2006, Quantum Corporation issued a press release announcing earnings for its third fiscal quarter of 2006, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

 ITEM 9.01 Financial Statements and Exhibits

            (c) Exhibits

                 Exhibit 99.1 - Press Release, dated January 31, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/ SHAWN HALL
Shawn Hall Vice President, General Counsel and Secretary

Dated:    January 31, 2006

EXHIBIT INDEX

Exhibit 99.1   Press release, dated January 31, 2006.

Exhibit 99.1   Press release, dated January 31, 2006.

QUANTUM CORPORATION INCREASES REVENUE AND GENERATES PROFIT IN FISCAL THIRD QUARTER

Delivers Improved Sequential Performance in Revenue, Gross Margins, Operating Expenses and Net Income

SAN JOSE, Calif., Jan. 31, 2006 - Quantum Corp. (NYSE:DSS), a global leader in storage, today announced that revenue for its fiscal third quarter (FQ3’06), ended Dec. 26, 2005, was $218 million, up 8 percent over the same quarter last year (FQ3’05). While the year-over-year increase mainly reflected the contribution from Quantum’s acquisition of Certance in January 2005, revenue also grew 7 percent sequentially. Quantum had a small GAAP profit of $819 thousand, or breakeven on a per diluted share basis. This was down from the 8-cent per diluted share profit in the comparable quarter last year, largely because of a one-time $12.1 million tax benefit in that quarter, but represented a solid improvement over the 7-cent per diluted share loss in the second quarter of fiscal year 2006 (FQ2’06).

In FQ3’06, the company had $11.7 million in non-GAAP net income, its highest level in four years, and non-GAAP earnings per diluted share of 6 cents. This was up 1 cent per diluted share from FQ3’05 and 5 cents per diluted share sequentially. (For a reconciliation of GAAP to non-GAAP figures, please see the accompanying tables under the section on “Use of Non-GAAP Financial Measures.”)

“In the December quarter, we managed through some continuing transition challenges to achieve the significant improvement in our financial performance that we’ve said we expected in the second half of our fiscal year,” said Rick Belluzzo, chairman and CEO of Quantum. “Revenue, gross margins and earnings per share were all solidly higher than in the first two quarters, and we continued to manage expenses. In addition, our non-GAAP net income was the highest it’s been since 2001, reflecting all the work we’ve done to strengthen our operational foundation, integrate Certance and successfully execute on this year’s series of exciting new product introductions.”

The GAAP and non-GAAP gross margin rates in FQ3’06 were 29 percent and 31 percent, respectively, down slightly from the same quarter last year but up 3 percentage points sequentially in both cases. GAAP and non-GAAP operating expenses for the December quarter were $61 million and $56 million, respectively. This was higher than the levels in FQ3’05, largely due to the additional expenses resulting from the Certance acquisition, but lower sequentially.

December quarter revenue in Quantum’s Storage Systems business was $69 million, down from $84 million in FQ3’05, largely as a result of sales weakness at one of Quantum’s OEMs. However, Quantum grew its branded product sales in this business for the third straight quarter, and total Storage Systems revenue increased $2 million sequentially. On a product level, sales of the PX720 enterprise library in FQ3’06 grew 11 percent year-over-year. In addition, the new PX500 Series libraries and SuperLoader™ 3 autoloader – which both began shipping in the September quarter – continued to gain traction with customers. These products have a much better underlying cost structure than those they’re replacing, thereby enabling Quantum to offer users more value-add features at competitive price points while still increasing the gross margin contribution from these product segments.

Following a record September quarter, revenue from Quantum’s DX-Series disk-based backup products – part of the company’s newly named Echelon Disk Platform™ – was roughly flat on a year-over-year basis in FQ3’06. However, shipments (base units plus upgrades) increased during this period, in large part due to existing customers upgrading their systems to take advantage of the additional capacity provided in new versions of Quantum’s DX30 and DX100 released in October. Extending its market reach, the company also announced a major expansion of its disk-based offerings in the December quarter, adding the new DX3000 and DX5000 midrange appliances, as well as the DPM5500 appliance based on Microsoft’s Data Protection Manager. This has already resulted in new business from midrange and small and medium-sized business (SMB) customers that have been looking for the right disk-based backup solution to meet their needs and have seen the superior value Quantum offers through features such as its Optyon™ hardware-based compression technology.

Quantum’s tape drive revenue in FQ3’06 was $89 million, a year-over-year increase of 32 percent due mainly to the contribution of LTO and DAT products acquired from Certance. SDLT 600 and DLT VS160 shipments were up 59 percent and 43 percent, respectively, compared to FQ3’05, but the additional revenue generated did not offset the continued decline in sales of older DLT® tape drives, particularly the DLT VS80 and SDLT 320. Nevertheless, Quantum’s new DLT-V4 tape drive, which began shipping in October, has been well-received by customers. It combines exceptional capacity and performance with value-add capabilities such as monitoring, diagnostics and Write Once Read Many (WORM) that are part of the DLTSage™ architecture. In addition, Quantum recently began shipping the DLT-V4 in its SuperLoader 3 autoloader, leveraging the company’s advantage as a developer of both tape drives and tape automation to provide SMB customers with enterprise-level features in an automated solution for about $1/gigabyte (GB).

Quantum expects to further reinvigorate its DLT tape drive portfolio later this quarter with the launch of the DLT-S4 and SDLT 600A. DLT-S4, the company’s newest super drive, will provide industry-leading capacity, high performance, the lowest cost/GB of storage and the benefits of DLTSage. This will include the new DLTSage Tape Security feature, which uses an electronic key to prevent unauthorized access to data on tape cartridges and will be integrated into both DLT-S4 and DLT-V4 at no additional cost. The SDLT 600A is an enhanced version of Quantum’s SDLT 600 tape drive specifically developed to meet the distinctive requirements of the broadcast and professional video market as it transitions from traditional video tape-based operations to all-digital, file-based workflows.

Tape media revenue in FQ3’06 was $60 million, up 19 percent over FQ3’05, largely due to the contribution from LTO royalties.

In providing guidance for its fiscal fourth quarter of 2006 (FQ4’06), Quantum said that its near-term priorities would be to complete the final stage of its new product introductions, build momentum behind all the products launched during fiscal year 2006, capitalize on the company’s stronger competitive foundation to increase revenue and gross margins, and turn more of its attention to future product direction and roadmaps. Quantum also said that although it has managed through the most difficult aspects of this year’s transitions, it still expects to face execution challenges related to ramping up so many new products.

For the March quarter, Quantum said it expects overall revenues to be in the range of $210 million to $225 million and both GAAP and non-GAAP gross margin rates to be relatively flat sequentially. The company anticipates that GAAP operating expenses will be in the range of $60 million to $63 million and that non-GAAP operating expenses will be in the range of $56 million to $58 million. Quantum expects FQ4’06 bottom-line results, per diluted share, to be in the range of a 1-cent loss to a 2-cent profit on a GAAP basis and in the range of a 3-cent to 6-cent profit on a non-GAAP basis. The GAAP to non-GAAP difference reflects an estimated $5.4 million in amortization of acquisition-related intangibles and $3 million in restructuring charges. (For a reconciliation of GAAP to non-GAAP amounts, please see the accompanying table entitled “Fiscal Year 2006 Fourth Quarter Guidance.”)

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release – which are non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income and non-GAAP net income per share – exclude the impact of amortization of acquisition-related intangible assets, restructuring charges and the expected loss associated with the settlement of pending litigation. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.

Quantum believes that the non-GAAP financial measures provide useful and supplemental information to investors regarding its quarterly financial performance. Specifically, the information provides investors with a view today of how Quantum is expected to perform following the completion of a series of transition activities. Quantum management has found, and has been told by investors, that these non-GAAP financial measures have been particularly useful over the last few years because of the significant changes that have occurred at Quantum outside of its day-to-day business of designing, developing, manufacturing, licensing, servicing and marketing tape drives, media cartridges, tape automation systems and disk-based backup systems. These changes are primarily the result of integration activities associated with a number of acquisitions (such as Certance and Benchmark) and divestitures (such as the hard disk drive and NAS businesses), changes in Quantum’s manufacturing and repair infrastructure and other similar transition activities. The financial impact of these activities, such as the restructuring charges that the company has taken as a result of its Benchmark and Certance acquisitions or the restructuring charges that Quantum has taken as a result of its decision to outsource a significant portion of its tape manufacturing capacity, are often large relative to its overall quarterly financial performance, and most, if not all, charges for a particular transition activity typically are taken in one or two financial quarters but not in other financial quarters, which can adversely affect the comparability of Quantum’s results on a period-to-period basis. In addition, certain activities, such as the closure of the company’s Dundalk, Ireland repair facility, only happen once, and the underlying restructuring charges associated with such activities impact a limited number of quarters significantly, but do not recur. Overall, these transition activities are nearing completion, and Quantum does not expect to continue to exclude restructuring charges from non-GAAP financial measures beyond FQ4’06.

Quantum management thus regularly uses non-GAAP financial measures internally to understand, manage, and evaluate the company’s business results and make operating decisions. For instance, Quantum management often makes decisions regarding staffing, future management priorities and how the company will direct future operating expenses on the basis of non-GAAP financial measures. Quantum management also measures its employees and compensates them in part based on such non-GAAP financial measures. For the same reasons, Quantum management also uses this information in its budgeting and forecasting activities. The non-GAAP financial measures presented here also facilitate comparisons to Quantum historical operating results, which have consistently been presented in this manner.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material impact on the company’s reported financial results and, therefore, should not be relied upon as the sole financial measures to evaluate the company. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Non-GAAP Gross Margin

The calculation of non-GAAP gross margin is described in the table below. It excludes the amortization of intangibles related to the acquisition of technologies, trademarks and customer list assets of $4.1 million in gross margin for the three months ended December 26, 2005. Amortization of intangibles is excluded from the gross margin because the amounts are non-cash, Quantum cannot influence the timing and amount of the future expense recognition and doing so provides investors and management with better visibility into the components of cost of revenue and operating expenses.

Three months ended
(In thousands)	December 26, 2005
Gross margin on a GAAP basis	$63,660
Amortization of intangibles	4,078

Gross margin on a non-GAAP basis	$67,738

Non-GAAP Operating Expenses

The calculation of non-GAAP operating expenses is described in the table below. It excludes the amortization of intangibles related to the acquisition of technologies, trademarks and customer list assets of $1.4 million in operating expenses for the three months ended December 26, 2005. Amortization of intangibles is excluded from operating expenses for the same reasons as it is excluded from non-GAAP gross margin described above. The calculation of non-GAAP operating expenses also excludes restructuring charges related to workforce reductions of $3.5 million in operating expenses for the three months ended December 26, 2005. Restructuring charges are excluded for the reasons described above in the introductory paragraphs of this “Use of Non-GAAP Financial Measures” section.

Three months ended
(In thousands)	December 26, 2005
Operating expenses on a GAAP basis	$60,702
Amortization of intangibles	1,420
Restructuring charges	3,515

Operating expenses on a non-GAAP basis	$55,767

Non-GAAP Net Income

The calculation of non-GAAP net income is described in the table below. Because gross margin and operating expenses are included in the net income calculation, the net income calculation excludes the amounts for amortization of intangibles and restructuring charges as described for gross margin and operating expenses above. In addition, non-GAAP net income excludes $1.9 million associated with expected charges from the settlement of pending litigation. This amount is excluded as it related to a one-time legacy legal matter.

Three months ended
(In thousands)	December 26, 2005
Net income on a GAAP basis	$819
Amortization of intangibles	5,498
Restructuring charges	3,515
Loss on settlement	1,900

Net income on a non-GAAP basis	$11,732

Non-GAAP Net Income per Share

The calculation of non-GAAP net income per share is described in the table below. Because net income is included in the net income per share calculation, the net income per share calculation excludes the amounts for amortization of intangibles, restructuring charges and the expected loss on the settlement of pending litigation as described for net income above. In addition, the calculation excludes interest on convertible subordinated debt that is required to be added back to the numerator per Standards No. 128 "Earnings per Share" issued by the Financial Accounting Standards Board for purposes of calculating earnings per share.

(In thousands, except per-share amounts)	Three months ended
December 26, 2005
Net income on a non-GAAP basis	$11,732
Interest on convertible subordinated debt	1,750

Net income on a non-GAAP basis for purposes of calculating earnings per share	$13,482

Net income per share on a GAAP basis	$-
Amortization of intangibles	0.02
Restructuring charges	0.02
Loss on settlement	0.01
Interest on convertible subordinated debt	0.01

Net income per share on a non-GAAP basis	$0.06

Shares used to compute diluted net income per share - GAAP	185,793
Shares used to compute diluted net income per share - non-GAAP	222,574

Reconciliation of GAAP and Non-GAAP FQ4’06 Guidance

The table below provides the calculation and adjusting items for Quantum’s FQ4’06 non-GAAP guidance, consisting of non-GAAP gross margin, non-GAAP operating expenses and non-GAAP net income per share. Anticipated amortization of intangibles and restructuring charges have been excluded from the corresponding GAAP measures to derive these non-GAAP measures, for the same reasons that they were excluded from the FQ3’06 non-GAAP measures as described above.

FISCAL YEAR 2006 FOURTH QUARTER GUIDANCE
(In thousands, except per-share amounts)

Projected revenue	$210 to $225 million
Projected gross margin on a GAAP basis	Relatively flat sequentially
Adjustment: Estimated amortization of intangibles	Approximately $4 million
Projected gross margin on a non-GAAP basis	Relatively flat sequentially

Projected operating expenses on a GAAP basis	Range of $60 to $63 million
Adjustment: Estimated amortization of intangibles	Approximately $1.4 million
Adjustment: Estimated restructuring charges	Approximately $3 million
Projected operating expenses on a non-GAAP basis	Range of $56 to $58 million

Projected net income per share on a GAAP basis	Loss of 1 cent to profit of 2 cents
Adjustment: Estimated amortization of intangibles	Approximately 3 cents
Adjustment: Estimated restructuring charges	Approximately 2 cents
Projected net income per share on a non-GAAP basis	Profit of 3 cents to 6 cents per share

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve a number of risks and uncertainties as identified in the Safe Harbor Statement of the press release.

Conference Call and Audio Webcast Notification

Quantum will hold a conference call today, Jan. 31, 2006, at 2 p.m. PST, to discuss its December quarter results. The dial-in number is: (303) 262-2139 (U.S. & International). Quantum will provide a live audio webcast of the conference call beginning today, Jan. 31, 2006, at 2 p.m. PST. The site for the webcast and related information is: http://investors.quantum.com/.

About Quantum

Quantum Corp. (NYSE:DSS), a global leader in storage, delivers highly reliable backup, recovery and archive solutions that meet demanding requirements for data integrity and availability with superior price/performance and comprehensive service and support. Quantum offers customers of all sizes an unparalleled range of solutions, from leading tape drive and media technologies, autoloaders and libraries to disk-based backup systems. Quantum is the world's largest volume supplier of both tape drives and tape automation and has pioneered the development of disk-based systems optimized for backup and recovery. Quantum Corp., 1650 Technology Drive, Suite 800, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

###

Quantum, the Quantum logo, DLT and DLTtape are trademarks of Quantum Corporation registered in the United States and other countries. SDLT, DLT VS, Optyon, SuperLoader, DLTSage, Echelon Disk Platform and DX are trademarks of Quantum Corporation. All other trademarks are the property of their respective owners.

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, statements relating to: (1) the upcoming product launches of the DLT-S4 and SDLT 600A and their expected features; (2) our near-term priorities and expected challenges; and (3) our financial outlook for the fourth quarter of fiscal 2006, including our revenue, gross margin rate, operating expenses, net income/loss and net income/loss per share, on both a GAAP and non-GAAP basis, are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management's current expectations and are subject to certain risks and uncertainties. As a result, actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially from those described herein include, but are not limited to, our ability to successfully execute to our product roadmaps and timely ship our products, the risk that lower volumes and continuing price and cost pressures could lead to lower gross margin rate, media royalties from media manufacturers coming in at lower levels than expected, operational risks associated with the changes being made to our manufacturing infrastructure and acceptance of, or demand for, our products being lower than anticipated. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors," on pages 41 to 51 in Quantum's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 4, 2005 and pages 32 to 42 in Quantum's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 8, 2005. In particular, you should review the risk factors on pages 41 and 42 of our Form 10-Q under the headings “A large percentage of our sales come from a few customers, and these customers have no minimum or long-term purchase commitments. The loss of, or a significant change in demand from, one or more key customers could materially and adversely affect our business, financial condition, and operating results”, “Our operating results depend on new product introductions, which may not be successful, in which case, our business, financial condition, and operating results may be materially and adversely affected”, “Competition has increased, and may increasingly intensify, in the tape drive and tape automation markets as a result of competitors introducing products based on new technology standards, which could materially and adversely affect our business, financial condition, and results of operations”, “We derive almost all of our revenue from products incorporating tape technology. If competition from alternative storage technologies continues or increases, our business, financial condition, and operating results would be materially and adversely harmed”, and “Our tape media business generates a relatively high gross margin rate, which significantly impacts the total company gross margin rate. If we were to experience a significant decline in the tape media or tape royalty gross margin rate, our business, financial condition, and operating results would be materially and adversely affected.” Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per-share amounts)

	Three Months Ended		Nine Months Ended

	December 26, 2005	December 26, 2004	December 26, 2005	December 26, 2004

Product revenue	$184,865	$170,492	$532,489	$466,460
Royalty revenue	33,500	30,907	96,120	87,668

Total revenue	218,365	201,399	628,609	554,128

Cost of revenue	154,705	141,348	454,848	384,040

Gross margin	63,660	60,051	173,761	170,088

Operating expenses:
Research and development	25,546	21,239	82,216	65,781
Sales and marketing	21,571	20,093	64,547	64,511
General and administrative	10,070	13,335	29,898	36,541
Restructuring charges	3,515	641	13,022	10,227

	60,702	55,308	189,683	177,060

Income (loss) from operations	2,958	4,743	(15,922)	(6,972)
Interest income and other, net	597	2,387	6,637	6,501
Interest expense	(2,383)	(2,755)	(7,756)	(8,306)

Income (loss) before income taxes	1,172	4,375	(17,041)	(8,777)
Income tax provision (benefit)	353	(11,910)	1,405	(8,730)

Net income (loss)	$819	$16,285	$(18,446)	$(47)

Net income (loss) per share
Basic	$-	$0.09	$(0.10)	$-
Diluted	$-	$0.08	$(0.10)	$-

Weighted average common and common equivalent shares
Basic	184,217	181,607	183,663	180,744
Diluted	185,793	219,280	183,663	180,744

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 26, 2005	March 31, 2005

Assets
Current assets:
Cash and cash equivalents	$131,836	$225,136
Short-term investments	99,700	25,000
Restricted cash	558	-
Accounts receivable, net of allowance for
doubtful accounts of $8,059 and $8,962, respectively	137,491	128,627
Inventories	73,035	67,091
Service inventories	54,914	55,216
Deferred income taxes	11,330	11,361
Other current assets	35,164	47,300

Total current assets	544,028	559,731

Long-term assets:
Property and equipment, net	40,562	42,716
Purchased technology, net	43,104	55,075
Other intangible assets, net	9,663	12,944
Goodwill	47,178	47,178
Other assets	5,200	6,970

Total long-term assets	145,707	164,883

	$689,735	$724,614

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$69,282	$81,447
Accrued warranty	33,436	37,738
Accrued restructuring charges	12,198	7,704
Short-term debt	1,488	-
Other accrued liabilities	105,064	116,068

Total current liabilities	221,468	242,957

Deferred income taxes	10,974	10,974
Convertible subordinated debt	160,000	160,000
Stockholders' equity	297,293	310,683

	$689,735	$724,614